NEWS RELEASE

For Information Contact:
David P. Tusa, Executive Vice President and Chief Financial Officer
(210) 302-0410
david.tusa@newcenturyequity.com
www.newcenturyequity.com

August 11, 2003

NEW CENTURY EQUITY HOLDINGS CORP.
ANNOUNCES RESULTS FOR THE SECOND QUARTER OF 2003

SAN ANTONIO, TX…New Century Equity Holdings Corp. (Nasdaq: NCEH) (the “Company”) today reported results for the three and six months ended June 30, 2003.

Business Discussion

The Company’s balance sheet at June 30, 2003, reflects cash and cash equivalents of $7.6 million and stockholders’ equity of $15.6 million.

The Company’s statement of operations included a $0.8 million in equity in net loss of affiliate for the three months ended June 30, 2003. This amount, which is sixty-seven percent (67%) lower that the corresponding prior year amount, represents the Company’s equity interest in the net loss of Princeton eCom Corporation (“Princeton”) for the three months ended March 31, 2003 (recorded on a three month lag). Also, included in the second quarter 2003 statement of operations is $0.5 million of corporate general and administrative expenses, which is forty-one percent (41%) lower than the prior year amount.

For the six months ended June 30, 2003, the Company recorded a $1.4 million equity in net loss of affiliate, which represents a ninety-two percent (92%) improvement in the corresponding prior year amount. Corporate general and administrative expenses of $1.2 million for the six months ended June 30, 2003 were thirty-five percent (35%) lower than the corresponding prior year amount.

The Company estimates its year-end 2003 cash and cash equivalents balance to be approximately $6.5 million.

New Century Equity Holdings Corp. Announces Results
For The Three and Six Months Ended June 30, 2003

Princeton Developments

For the three months ended March 31, 2003, Princeton recorded revenues of $9.2 million, an operating loss of $2.2 million and an EBITDA (earnings before interest, taxes, depreciation and amortization) loss of $0.7 million. The EBITDA loss of $0.7 million, for the three months ended March 31, 2003, is calculated by excluding depreciation and amortization expense of $1.4 million from Princeton’s net loss of $2.1 million.

The Company does not consolidate the accounts of Princeton in its financial statements, but rather discloses Princeton’s results in the Company’s footnotes to its financial statements consistent with the accounting for an equity investee.

In April 2003, Princeton announced an agreement with Financial Fusion, Inc. to provide the financial services industry with a complete end-to-end ASP solution for bill payment. The alliance combines Financial Fusion’s Payments Solution and Bill Payment Warehouse with Princeton eCom’s Remittance Processing ASP. Financial Fusion, a wholly-owned subsidiary of Sybase, Inc., provides integrated financial solutions to more than 200 of the world’s leading financial institutions.

Sharps Compliance Corp. Developments

In January 2003, the Company purchased an additional 200,000 common shares, at $1 per share, of Sharps Compliance Corp. (“Sharps”), increasing New Century’s interest in Sharps to 9%.

Nasdaq Listing Developments

In July 2003, the Company received a 60-day extension, to September 23, 2003, to regain compliance with the minimum $1.00 bid price per share requirement. The extension was granted to allow for further developments in the Securities and Exchange Commission rule-making process. If compliance cannot be demonstrated by September 23, 2003 and the Nasdaq does not grant additional extensions or change its listing rules, the Company will be provided with written notification of delisting.

Comments

Parris H. Holmes, Jr., Chairman and Chief Executive Officer, stated, “This quarter was highlighted by the continued reduction in the losses of Princeton eCom as well as the significant reduction in the corporate overhead of New Century.”

Regarding Princeton eCom, Holmes noted, “During the second half of this year, Princeton’s revenues will be adversely affected by the loss of certain customers. As a result, the management team of Princeton has intensified its new sales efforts and implemented a channel partner strategy with the goal of replacing the loss of revenues as quickly as possible. Additionally, Princeton believes the recently announced strategic partner alliances with Financial Fusion and Standard Register could contribute incremental revenues to the company during 2003. ”

About New Century Equity Holdings Corp.

New Century Equity Holdings Corp. (Nasdaq: NCEH) is a company focused on high growth organizations. The Company’s holdings include its investments in Princeton eCom Corporation, Sharps Compliance Corp. and Microbilt Corporation. New Century Equity (www.newcenturyequity.com) is a lead investor in Princeton eCom Corporation (www.princetonecom.com), a leading application service provider for electronic and Internet bill presentment and payment solutions. New Century Equity Holdings Corp. is also an investor in Sharps Compliance Corp. (www.sharpsinc.com), a leading provider of cost effective medical waste disposal products and services to the home healthcare, retail and residential markets, and Microbilt Corporation (www.microbilt.com), a leader in credit bureau data access and retrieval which provides credit solutions to the Financial, Leasing, Health Care, Insurance, Law Enforcement, Educational and Utilities industries. New Century Equity Holdings Corp. is headquartered in San Antonio, Texas.

New Century Equity Holdings Corp. Announces Results
For The Three and Six Months Ended June 30, 2003

Certain statements contained herein are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission.

# # #

New Century Equity Holdings Corp. and Subsidiaries Unaudited Consolidating Statements of Operations (In Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,

	2003	2002	2003	2002

Revenues	$—	$—	$—	$—
Operating expenses:
Selling, general and administrative expenses	541	914	1,221	1,880
Depreciation and amortization expenses	40	43	80	86

Operating loss from continuing operations	(581)	(957)	(1,301)	(1,966)
Other income (expense):
Interest income, net	22	28	49	88
Equity in net loss of affiliate	(766)	(2,287)	(1,413)	(16,556)
Consulting income	—	938	—	1,876
Other (expense) income, net	(1)	313	11	608

Total other expense, net	(745)	(1,008)	(1,353)	(13,984)

Net loss from continuing operations	(1,326)	(1,965)	(2,654)	(15,950)
Discontinued operations:
Net loss from discontinued operations	—	(325)	—	(543)
Net income from disposal of discontinued
operations	—	2,176	147	2,176

Net loss	$(1,326)	$(114)	$(2,507)	$(14,317)

Basic and diluted (loss) income per common share:
Net loss from continuing operations	$(0.04)	$(0.05)	$(0.08)	$(0.46)
Net loss from discontinued operations	—	(0.01)	—	(0.02)
Net income from disposal of discontinued
operations	—	0.06	0.01	0.06

Net loss	$(0.04)	$—	$(0.07)	$(0.42)

Weighted average common shares outstanding	34,218	34,218	34,218	34,216

New Century Equity Holdings Corp. and Subsidiaries Condensed Consolidated Balance Sheets (In Thousands)

	June 30, 2003	December 31, 2002

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,620	$8,704
Accounts receivable, net	40	9
Prepaid and other assets	286	330
Net current assets from discontinued operations	—	1,427

Total current assets	7,946	10,470
Property and equipment, net	170	248
Other assets	53	53
Investments in affiliates	8,003	9,353

Total assets	$16,172	$20,124

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13	$30
Accrued liabilities	521	551
Net current liabilities from discontinued operations	38	1,435

Total current liabilities	572	2,016
Other non-current liabilities	—	1

Total liabilities	572	2,017
Stockholders’ equity	15,600	18,107

Total liabilities and stockholders’ equity	$16,172	$20,124